UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 1, 2022
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement, Security Agreement and Guarantee Agreement
On August 1, 2022, Evolent Health, Inc. (the “Company”) consummated the transactions (the “Closing”) contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated June 24, 2022, by and among the Company, Evolent Health LLC, Endzone Merger Sub, Inc., TPG Growth Iceman Parent, Inc. (“TPG Growth Iceman Parent”), and TPG Growth V Iceman, L.P., solely in its capacity as representative as set forth therein.
On August 1, 2022 (the “Closing Date”), the Company entered into a Credit Agreement, by and among the Company, Evolent Health LLC (“Evolent”), Endzone Merger Sub, Inc. (“Endzone” or “Initial Borrower”), which upon consummation of the Closing will be merged with and into TPG Growth Iceman Parent, Implantable Provider Group, Inc. (“Implantable”, collectively with Evolent, Endzone and TPG Growth Iceman Parent, the “Borrowers” and each a “Borrower”), certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, Ares Capital Corporation, as administrative agent, and ACF Finco I LP, as collateral agent and as revolver agent (the “Credit Agreement”), pursuant to which the lenders agreed to extend credit to the Borrowers in the form of (i) an initial term loan in the aggregate principal amount of $175.0 million (the “Initial Term Loan Facility”) and (ii) a revolving credit facility in the aggregate principal amount of up to $50.0 million, to be determined by reference to the lesser of $50.0 million and a borrowing base (the “Revolving Facility” and, together with the Initial Term Loan Facility, the “Credit Facilities”), subject to the satisfaction of specified conditions. The Borrowers borrowed the loan under the Initial Term Loan Facility on August 1, 2022 (the “Initial Term Loan”), and also borrowed $50.0 million under the Revolving Facility on the Closing Date.
In connection with the Credit Agreement, on August 1, 2022, the Company entered into a Security Agreement, by and among the Company, the Borrowers, the other guarantors and the collateral agent for the benefit of the secured parties (the “Security Agreement”), and a Guarantee Agreement, by the Company and each of the other guarantors in favor of the collateral agent for the benefit of the secured parties (the “Guarantee Agreement”).
Use of Proceeds. The proceeds of the Initial Term Loan may be used to fund ongoing working capital needs and other growth capital expenditure investments, and to finance the transactions contemplated by the Merger Agreement and fund fees and expenses incurred in connection therewith. The proceeds of the Revolving Facility may be used to finance the transactions contemplated by the Merger Agreement and to pay fees and expenses incurred in connection therewith on the Closing Date and thereafter to fund acquisitions, ongoing working capital needs and other growth capital investments and to pay fees and expenses in connection therewith.
Maturity. The Initial Term Loan and loans under the Revolving Facility will mature on the date that is the earliest of (a) August 1, 2027, (b) the date on which all amounts outstanding under the Credit Agreement have been declared or have automatically become due and payable under the terms of the Credit Agreement and (c) the date that is ninety-one (91) days prior to the maturity date of any Junior Debt (as defined in the Credit Agreement) unless certain liquidity conditions are satisfied (the foregoing, the “Maturity Date”).
Interest and Fees. The interest rate for each loan under the Credit Facilities is calculated, at the option of the Borrowers, (a) in the case of a Term Loan, at either the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus 5.50%, or the base rate plus 4.50% and (b) in the case of a Revolving Loan, at either the Adjusted Term SOFR Rate plus 3.50%, or the base rate plus 2.50%. A commitment fee of (a) 2.00% per annum of the aggregate amount of the commitments in respect of the Term Loan Facility as of the Closing Date and (b) 2.00% of the aggregate amount of the commitments in respect of the Revolving Facility as of the Closing Date is payable by the Borrowers quarterly in arrears.

Prepayment. Amounts outstanding under the Credit Facility may be prepaid at the option of the Company subject to applicable premiums and a call protection premium payable on the amount prepaid in certain instances as follows: (1) 3.00% of the principal amount so prepaid after the Closing Date but prior to the first anniversary of the Closing Date; (2) 2.00% of the principal amount so prepaid after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date; (2) 1.00% of the principal amount so prepaid after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date; and (3) 0.00% of the principal amount so prepaid on or after the third anniversary of the Closing Date. Amounts outstanding under the Credit Facility are subject to mandatory prepayment upon the occurrence of certain events and conditions, including non-ordinary course asset dispositions, receipt of certain casualty proceeds, issuances of certain debt obligations and a change of control transaction.
Guarantees and Collateral. The Credit Facilities are guaranteed by the Company and the Company’s domestic subsidiaries, subject to certain exceptions. The Credit Facilities are secured by a first priority security interest in all of the capital stock of each borrower and guarantor (other than the Company) and substantially all of the assets of each borrower and guarantor, subject to certain exceptions.
Covenants and Other Provisions. The Credit Facilities contain customary borrowing conditions, affirmative, negative and reporting covenants, representations and warranties, and events of default, including cross-defaults to other material indebtedness. In addition, the Company is required to comply at certain times with certain financial covenants comprised of a minimum liquidity test commencing upon closing of the Credit Facilities and a total secured leverage ratio commencing on the last day of the fiscal quarter ending September 30, 2022. If an event of default occurs, the lenders would be entitled to take enforcement action, including foreclosure on collateral and acceleration of amounts owed under the Credit Facilities.
Registration Rights Agreement
In connection with the Closing, on August 1, 2022, the Company entered into a Registration Rights Agreement with the Equityholders (defined below), which granted certain registration rights to the Equityholders as holders of the Class A Shares (defined below).

Item 2.02. Results of Operations and Financial Condition
On August 2, 2022, the Company issued a press release announcing its financial results for the quarter ended June 30, 2022, a copy of which is furnished herewith as Exhibit 99.1.
The information, including Exhibit 99.1 hereto, furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject the Company or any other person to liability under that Section, to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The description of the Credit Agreement in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities
Pursuant to the Merger Agreement, 3,741,731 shares of the Company’s Class A Common Stock (“Class A Shares”) were issued at Closing to those equityholders of TPG Growth Iceman Parent (the “Equityholders”) who were “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act. The issuance and sale of Class A Shares to such Equityholders was exempt from registration under the Securities Act by Section 4(a)(2) thereof as a transaction not involving any public offering. The Company did not engage in a general solicitation or advertising with regard to the issuance and sale of the Class A Shares that were issued in connection with the Closing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2022, the Company promoted Aammaad Shams, age 38, who has been serving as Interim Principal Accounting Officer and Corporate Controller of the Company, to the position of the Company’s Chief Accounting Officer and Controller, effective August 1, 2022. Mr. Shams became the Company’s Interim Chief Accounting Officer and Corporate Controller in June 2020, having served as the Company’s Assistant Corporate Controller since January 2020. Mr. Shams also served as Senior Director of Technical Accounting from April 2018 to June 2019, and Senior Director of Accounting from July 2019 until December 2019. Prior to joining the Company, Mr. Shams was a Director in KPMG, LLP’s Accounting Advisory Services practice from June 2015 until March 2018.

In connection with Mr. Shams’ promotion, Mr. Shams’ annual base salary has been increased to $300,000. He will be eligible to participate in the Company’s annual performance-based short-term cash incentive plan with a target bonus of up to $195,000 in respect of the year ending December 31, 2022. Mr. Shams will also be entitled to receive awards under the Company’s stock incentive plans at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. Additionally, in connection with this promotion, Mr. Shams received a special one-time equity award of $600,000 restricted stock units (“RSUs”) pursuant to the Company’s Amended and Restated Omnibus Equity Incentive Plan (the “Plan”). The RSUs are subject to the same terms and conditions applicable to RSUs granted to other executive officers under the Company’s Plan.

There are no arrangements or understandings between Mr. Shams and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Shams and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Evolent Health, Inc. dated August 2, 2022.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary

Date: August 2, 2022